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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (date of earliest event reported) June 4, 2001


                               PEN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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      Tennessee                  333-60599                    62-0852576
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   (State or other       (Commission File Number)            (IRS Employer
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   jurisdiction of                                        Identification No.)
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   incorporation)
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             5110 Maryland Way, Suite 300 Brentwood, Tennessee 37027
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (615) 371-7300





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On June 4, 2001, the coal and related real estate interests, rights and other assets commonly referred to as the "Fork Creek Properties," which real estate is located in Boone, Kanawha and Lincoln counties, West Virginia, (the "Fork Creek Coal") of the Registrant were sold to Penn Virginia Coal Company, a Virginia corporation ("Penn Virginia") for an aggregate purchase price of Thirty-Three Million Dollars ($33,000,000).

         Penn Virginia is not a related party to or an affiliate of the Registrant or its principal stockholders.

         The Registrant retains the right to mine, and intends to use the proceeds from the sale of the Fork Creek Coal to invest in continuing to mine the Fork Creek Coal and in its other mining businesses, subject to paying specified royalties to and complying with other terms and conditions for mining the Fork Creek Coal sold to Penn Virginia. Penn Virginia will be paid a royalty for each ton of Fork Creek Coal mined and sold, potential minimum royalties, and certain wheelage and processing fees for coal transported onto and processed on the Fork Creek premises, all as set forth in the Lease and Sublease filed as exhibits to this Form 8-K.

         In addition, the Registrant entered into the Second Amended And Restated Credit Agreement, dated as of May 31, 2001 (the "Credit Agreement"), by and among Pen Holdings, financial institutions party thereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and Foothill Capital Corporation ("Foothill"), as funding agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"). The amended Credit Agreement provides for (a) revolving loans the aggregate outstanding principal amount of which shall not exceed Fifteen Million Dollars ($15,000,000) at any one time, and (b) term loans in an aggregate principal amount of up to Thirty-Two Million Dollars ($32,000,000), subject to meeting certain borrowing base criteria, all on the terms and conditions of the amended Credit Agreement. The Lenders had purchased the outstanding indebtedness from the prior lenders, including the assignment to, and the assumption by, the Lenders of all of the rights and obligations of the prior lenders under the prior Credit Agreement and the assignment to the Agents, for the ratable benefit of the Lenders, of all rights of the prior agent under the prior Credit Agreement and related loan documents in the collateral securing the indebtedness. As a result of entering into the amended Credit Agreement, this outstanding indebtedness was converted into revolving loans and term loans under and subject to the terms and conditions of the amended Credit Agreement. The Lenders have guarantees from each of the subsidiaries of Pen Holdings, Inc. and have security interests and mortgages on substantially all of Pen Holdings, Inc. or its subsidiaries properties to secure obligations under the Credit Agreement.

         The Registrant also satisfied the judgment held by an affiliate of Travelers Casualty and Surety Company of America ("Travelers") which Travelers had held when it paid the appeal bond it issued in connection with the Elk Horn/Cheyenne Resources, Inc. litigation.


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ITEM 7. EXHIBITS.

Exhibit 99.1 Asset Purchase And Sale Agreement dated as of June 4, 2001, by and among Pen Holdings, Inc., Pen Coal Corporation D/B/A/ Fork Creek Mining Company, The Elk Horn Coal Corporation and Penn Virginia Coal Company

Exhibit 99.2 Lease dated as of June 4, 2001 by and between Penn Virginia Coal
             Company and Pen Land Company

Exhibit 99.3 Sublease dated as of June 4, 2001 by and between Penn Virginia Coal
             Company and Pen Land Company

Exhibit 99.4 Second Amended And Restated Credit Agreement, dated as of May 31,
             2001 by and among Pen Holdings, Inc., the financial institutions from time to time party hereto, Ableco Finance LLC, as collateral agent for the Lenders and Foothill Capital Corporation, as funding agent for the Lenders


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PEN HOLDINGS, INC.


                                         By: /s/ Mark A. Oldham
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                                         Name: Mark A. Oldham
                                         Title: Chief Financial Officer


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Exhibits

Exhibit 99.1 Asset Purchase And Sale Agreement dated as of June 4, 2001, by and among Pen Holdings, Inc., Pen Coal Corporation D/B/A/ Fork Creek Mining Company, The Elk Horn Coal Corporation and Penn Virginia Coal Company

Exhibit 99.2 Lease dated as of June 4, 2001 by and between Penn Virginia Coal
             Company and Pen Land Company

Exhibit 99.3 Sublease dated as of June 4, 2001 by and between Penn Virginia Coal
             Company and Pen Land Company

Exhibit 99.4 Second Amended And Restated Credit Agreement, dated as of May 31,
             2001 by and among Pen Holdings, Inc., the financial institutions from time to time party hereto, Ableco Finance LLC, as collateral agent for the Lenders and Foothill Capital Corporation, as funding agent for the Lenders